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                                                                         0121701

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF

                      THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): NOVEMBER 14, 2001

                              CALPINE CORPORATION

                            (A DELAWARE CORPORATION)

                       COMMISSION FILE NUMBER: 001-12079

                 I.R.S. EMPLOYER IDENTIFICATION NO. 77-0212977

                          50 WEST SAN FERNANDO STREET

                           SAN JOSE, CALIFORNIA 95113

                           TELEPHONE: (408) 995-5115

ITEM 5.   OTHER EVENTS

     In the Company's Form 10-Q for the quarterly period ended September 30, 2001, the entry in the supplemental information portion of the consolidated condensed statements of cash flows for cash paid for taxes for the nine months ended September 30, 2001 was reported as $584.1 million. This amount should be $114.7 million.

     On December 11, 2001, the Company confirmed that it was scheduled to meet with California Energy officials regarding the company's long-term contracts with the California Department of Water Resources.

     On December 17, 2001, the Company reaffirmed that its operations are not significantly affected by the recent change of Moody's Investors Service rating to Ba1 from its Baa3 rating.

     On December 19, 2001, the Company announced that it intended to sell up to $500 million in aggregate principal amount of convertible senior notes in an offering under Rule 144A under the Securities Act of 1933.

     On December 19, 2001, the Company announced that it had priced the offering of $1.2 billion of 4% Convertible Senior Notes due 2006 (including a $200 million option granted to the initial purchaser).

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

(a)       Not applicable.

(b)       Not applicable.

(c)       Exhibits.

          99.0      Press release dated December 11, 2001.

          99.1      Press release dated December 17, 2001.

          99.2      Press release dated December 19, 2001.

          99.3      Press release dated December 19, 2001.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      CALPINE CORPORATION

                                       By:  /s/ Charles B. Clark, Jr.
                                            -------------------------
                                            Charles B. Clark, Jr.
                                            Senior Vice President and Controller
                                            Chief Accounting Officer

Date:     December 20, 2001


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                                 Exhibit Index

     EXHIBIT NO.      DESCRIPTION
     -----------      -----------

            99.0      Press release dated December 11, 2001.

            99.1      Press release dated December 17, 2001.

            99.2      Press release dated December 19, 2001.

            99.3      Press release dated December 19, 2001.


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